Exhibit 3.66
FILED
RECEIVED
[ILLEGIBLE]
94 OCT 20 AM 11:26
RILEY ILLEGIBLE
SECRETARY OF STATE
CHARTER
OF
ALLIED WASTE INDUSTRIES OF TENNESSEE, INC.
     The undersigned person(s) under the Tennessee Business Corporation Act adopt(s) the following charter for the above listed corporation:
1.	The name of the corporation is ALLIED WASTE INDUSTRIES OF TENNESSEE, INC.

[NOTE: Pursuant to Tennessee Code Annotated Section 48-14-101(a)(l), each corporation name must contain the word “corporation”, “incorporated”, “company” or “limited” or the abbreviation “corp”, “inc.”, “co.” or “ltd.,”.]
2.	The number of shares of stock the corporation is authorized to issue is
          1,000 shares of Common Stock at No Par Value
3.	(a) The complete address of the corporation’s initial registered office in Tennessee is c/o C T CORPORATION

SYSTEM; 530 Gay Street,	Knoxville,	Tennessee 37902

Street Address	City	State, Zip Code
County of Knox
[NOTE: A street address and a zip code are both required by Tennessee Code Annotated Section 48-12-l02(a)(3).]
(b)	The name of the initial registered agent, to be located at the address listed in 3(a), is
C T CORPORATION SYSTEM
4.	The name and complete address of each incorporator is:

Bart Arnold	214 Old Hickory Blvd., #199, Nashville, TN	37221

Name	Address	Zip Code

Name	Address	Zip Code

Name	Address	Zip Code
[NOTE: An address and zip code are both required by Tennessee Code Annotated Section 48-12-102(a)(4).]
5.	The complete address of the corporation’s principal office is:

7201 East Camelback Rd., Ste. 375, Scottsdale, AZ 85251

Street Address	City	State/Country	Zip Code
[NOTE: A street address and a zip code are both required by Tennessee Code Annotated Section 48-12-l02(a)(5).]
6.	The corporation is for profit.
7.	Other provisions:
     [NOTE: Insert here any provision(s) desired and permitted by law. Examples: names and addresses of persons serving as the initial board of directors, business purpose(s) of the corporation, management or regulation of affairs of the corporation, provision limiting the personal liability of directors for monetary damages for breach of fiduciary duty, etc. See Tennessee Code Annotated Section 48-12-102(b).]

10/20, 1994	/s/ Bart Arnold

Signature Date	Incorporator’s Signature

Bart Arnold, Incorporator

Incorporator’s Name (typed or printed)